STATE OF CALIFORNIA

Contractors State License Board

Pursuant to Chapter 9 of Division 3 of the Business and Professions Code
and the Rules and Regulations of the Contractors State License Board,
the Registrar of Contractors does hereby issue this license to:

INTELLIGENT HIGHWAY SOLUTIONS INC

License Number 964903

to engage in the business or act in the capacity of a contractor
in the following classification(s):

C10 - ELECTRICAL

Witness my hand and seal this day,

August 26, 2011

Issued August 25, 2011

James Miller
Board Chair

This license is the property of the Registrar of Contractors,
is not transferrable, and shall be returned to the Registrar
upon demand when suspended, revoked, or invalidated
for any reason. It becomes void if not renewed.

Stephen P. Sands
Registrar of Contractors

13L-24 (REV. 12-07) OSP 07 105460

AUDIT NO: 524309